               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Tally-Ho Ventures, Inc., a Delaware corporation
Glendale, California

We hereby consent to the use in this Registration Statement on Form SB-2 for
Tally-Ho Ventures, Inc., a Delaware corporation, of our report dated March 30,
2003 relating to the financial statements of Tally-Ho Ventures, Inc. as of fiscal year-ending December 31, 2002 and interim period ending March 30, 2003, and to the reference to our Firm under the caption "Experts" in the Registration
Statement.

/s/ MALONE & BAILEY, PLLC

Houston, Texas
April 11, 2003